UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2009 (July 24, 2009)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On July 24, 2009, our Board of Directors approved certain cost reduction initiatives, including workforce reductions.  These initiatives principally affect our sales organization and our corporate headquarters in Westwood, Massachusetts.  These actions are intended to bring our operational cost structure in line with the current auto market expectations.  The reduction in work force will result in the elimination of 47 positions.  We expect to incur a pre-tax charge of approximately $980,000 in the third quarter of 2009, comprised of severance and other employee related costs.  We expect that this charge will result in cash expenditures of approximately $980,000 over the next four fiscal quarters.  The work force reductions are expected to be completed in the third quarter of 2009.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with Item 2.05 above, effective August 31, 2009, Brian D. Boyce will no longer serve as Corporate Controller, Chief Accounting Officer and Principal Accounting Officer for the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	LoJack Corporation Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date: July 30, 2009